Supplement dated March 7, 2002
To Prospectus Supplement dated January 25, 2002
To Prospectus dated October 23, 2001


             Credit Suisse First Boston Mortgage Securities Corp.
                                   Depositor

                        CSFB ABS TRUST SERIES 2002-HE1
           CSFB Mortgage Pass-Through Certificates, Series 2002-HE1

                                 $400,000,050
                                 (Approximate)

The Prospectus Supplement dated January 25, 2002 to the Prospectus dated October 23, 2001 with respect to the above captioned Series of Certificates is hereby amended as follows:

The table set forth on page S-23 - Group 1 Initial Mortgage Loans - Purpose of Group 1 Mortgage Loans - is hereby deleted in its entirety and replaced as follows:


                        Group 1 Initial Mortgage Loans
                       Purpose of Group 1 Mortgage Loans
-----------------------------------------------------------------------------

                                            Number of Group 1                           Percent of Group 1
                                            Initial Mortgage     Aggregate Principal     Initial Mortgage
              Loan Purpose                        Loans          Balance Outstanding          Loans
--------------------------------------     -------------------   --------------------   ------------------
Purchase............................              740            $ 85,183,635.14                45.8%
Refi Cashout........................              794              90,764,946.03                48.8
Refi R/T............................               83              10,163,133.43                 5.5
                                                  ----           --------------------          ---------
     Total..........................            1,617            $186,111,714.59               100.0%
                                                ======           ====================          =========





                          Credit Suisse First Boston

McDonald Investments Inc.                 The Williams Capital Group, L.P.


                                 March 7, 2002